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                                                                 EXHIBIT 10.6(A)

                  INSTRUMENT AMENDING LYONDELL PETROCHEMICAL
                      EXECUTIVE LONG-TERM DISABILITY PLAN



LYONDELL PETROCHEMICAL COMPANY hereby amends, effective January 1, 1995, the

Lyondell Petrochemical Company Executive Long-Term Disability Plan as follows:



SECTION 1.3, DEFINITIONS, subsection (b), Annual Incentive Award, is deleted and subsections

(c) through (x) are relettered (b) through (w), respectively.


SECTION 1.3, DEFINITIONS, subsection (t), Salary, is amended to read as follows:

     (t) Salary means a Participant's regular monthly base rate of salary in effect as of the date the Participant becomes Totally or Residually Disabled, as applicable, plus the greater of: (i) one-twelfth (8.33 percent) of the annual average of the Participant's Value Share Plan Awards paid in the 36 month period prior to the date the Participant became Totally or Residually Disabled or (ii) one twelfth (8.33 percent) of the highest annual average of the Participant's Value Share Plan Awards paid in any consecutive three year period during the ten year period prior to the date the Participant became Totally or Residually disabled and during which period the Participant was eligible to receive Value Share Plan Awards or Annual Incentive Plan Awards from the Company (or if fewer than ten, during the total number of years for which the Participant was eligible to receive Value Share Plan Awards or Annual Incentive Plan Awards from the Company prior to the date the Participant became Totally or Residually Disabled).

     For purposes of this definition, if the Participant has been paid a Value Share Plan Award for only a portion of that 36 month period, then the annual average shall be the annual average of the Participant's Value Share Plan Awards and any awards previously received during that 36 month period under the Company's Annual Incentive Award Plan.
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SECTION 1.3, DEFINITIONS, is amended to add subsection (x), Value Share Plan
Award, to read

as follows:

(x) Value Share Plan Award means the amount of the cash award, if any received by a Participant under the Company's Value Share Plan, Management Value Share Plan or any similar type incentive plan maintained by the Company. Value Share Plan Award does not include Deferred Cash as such term is used in the Company's Value Share Plan or Management Value Share Plan.



IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY, by and through its duly authorized officer, has caused this Instrument to be executed on this 18th day of

December, 1995.



ATTEST:                             LYONDELL PETROCHEMICAL COMPANY

BY:/s/ Gerald A. O'Brien            BY:/s/ Richard W. Park
   ------------------------            ------------------------
   Assistant Secretary                 Richard W. Park
                                       Vice President, Human Resources